                                                              EXHIBIT (N)(2)


INDEPENDENT AUDITORS' CONSENT


MuniHoldings FloridaInsured Fund

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-35219 of our report dated September 23, 1997 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
September 23, 1997